Exhibit 99.l.4

Morris, Nichols, Arsht & Tunnell llp

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

_______

(302) 658-9200

(302) 658-3989 FAX

February 24, 2022

Calamos Convertible and High Income Fund

2020 Calamos Court

Naperville, Illinois 60563

Re:      Calamos Convertible and High Income Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel to Calamos Convertible and High Income Fund, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the registration of the following securities: (i) common shares of beneficial interest, no par value per share, of Calamos Convertible and High Income Fund, a series of the Trust (the “Fund”) (the “Common Shares”); (ii) preferred shares of beneficial interest, no par value per share, of the Fund (the “Preferred Shares”); and (iii) debt securities of the Fund (the “Debt Securities” and together with the Common Shares and the Preferred Shares, the “Securities”) under the Registration Statement of the Trust on Form N-2 under the Securities Act of 1933, as amended (File No. 333-[__________]), and the Investment Company Act of 1940, as amended (File No. 811-21319), to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of August 23, 2021 (the “Governing Instrument”).

Calamos Convertible and High Income Fund

February 24, 2022

In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: the Registration Statement; the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on March 12, 2003 (the “Certificate”); the Agreement and Declaration of Trust of the Trust dated as of March 12, 2003 (the “Original Governing Instrument”); the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 13, 2006 (the “A&R Governing Instrument”); the Second Amended and Restated Agreement and Declaration of Trust of the Trust dated as of January 12, 2021 (the “2nd A&R Governing Instrument”); the Governing Instrument; the Action of Sole Trustee of the Trust by Written Consent dated March 12, 2003 (the “March 12, 2003 Consent”); the Action of Sole Trustee of the Trust by Written Consent dated March 18, 2003 (the “March 18, 2003 Consent”); resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on March 19, 2003 (the “March 19, 2003 Resolutions”); the Amended and Restated By-laws of the Trust (the “By-laws” and, together with the Governing Instrument, the Resolutions (as defined below), the Underwriting Agreements (as defined below) and the Registration Statement, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due authorization, adoption, execution and delivery, as applicable, by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents (including the due adoption by the Trustees of the Resolutions), and of all documents contemplated by either the Governing Documents or any applicable resolutions of the Trustees to be executed by Persons desiring to become holders of Securities (including Persons desiring to become Shareholders); (ii) that appropriate notation of the names and addresses of, the number of Securities (including all Shares) held by, and the consideration paid by, all holders of Securities (including all Shareholders) will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Securities (including all Shares); (iii) the taking of all appropriate action by the Trustees to designate Series (including the Fund) and Classes of Securities (including all Shares) and the rights and preferences attributable thereto as contemplated by the Governing Instrument; (iv) that the activities of the Trust have been and will be conducted in accordance with the Governing Instrument and the Delaware Statutory Trust Act, 12 Del.  C. §§ 3801 et seq. (the “Delaware Act”); (v) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust or a Series or Class of the Trust under Sections 4 or 6 of Article IX of the Original Governing Instrument, the A&R Governing Instrument, the 2nd A&R Governing Instrument or the Governing Instrument, as applicable; (vi) that the Trust became or will become, in each case prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940; (vii) that in connection with the issuance of the Common Shares, the Board of Trustees will duly adopt resolutions authorizing the issuance of the Common Shares and the relative rights and preferences thereof, all in accordance with the Governing Instrument (the “Common Shares Resolutions”); (viii) that in connection with the issuance of the Preferred Shares, the Board of Trustees will duly adopt resolutions authorizing the issuance of the Preferred Shares and the relative rights and preferences thereof, all in accordance with the Governing Instrument (the “Preferred Shares Resolutions”); (ix) that in connection with the issuance of the Debt Securities, the Board of Trustees will duly adopt resolutions authorizing the issuance of the Debt Securities and the relative rights and preferences thereof, all in accordance with the Governing Instrument (the “Debt Securities Resolutions” and together with the March 12, 2003 Consent, the March 18, 2003 Consent, the March 19, 2003 Resolutions, the Common Shares Resolutions and the Preferred Shares Resolutions, the “Resolutions”); (x) that, if applicable, an underwriting or similar agreement setting forth the terms and conditions under which the Common Shares will be issued will be duly entered into by the Trust with respect to the issuance of the Common Shares (the “Common Shares Underwriting Agreement”); (xi) that, if applicable, an underwriting or similar agreement setting forth the terms and conditions under which the Preferred Shares will be issued will be duly entered into by the Trust with respect to the issuance of the Preferred Shares (the “Preferred Shares Underwriting Agreement”); (xii) that, if applicable, an underwriting or similar agreement setting forth the terms and conditions under which the Debt Securities will be issued will be duly entered into by the Trust with respect to the issuance of the Debt Securities (the “Debt Securities Underwriting Agreement” and together with the Common Shares Underwriting Agreement and the Preferred Shares Underwriting Agreement, the “Underwriting Agreements”); (xiii) that the required consideration for the Common Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Common Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (xiv) that the required consideration for the Preferred Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Preferred Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (xv) that the required consideration for the Debt Securities is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Debt Securities are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (xvi) that, with respect to the Securities, (A) there will be no changes in applicable law or the Governing Documents between the date of this opinion and any date of issuance or delivery of any Securities, (B) at the time of delivery of any Securities, all contemplated additional actions shall have been taken and the authorization of the issuance of the Securities will not have been modified or rescinded and (C) the aggregate number of Securities (including Shares) of the Fund that would be outstanding after the issuance of any of the Securities and any other contemporaneously issued or reserved Securities (including Shares), together with the number of Securities (including Shares) previously issued and outstanding and the number of Securities (including Shares) previously reserved for issuance upon the conversion or exchange of other securities issued by the Fund, does not exceed the number of then-authorized Securities (including Shares) of the Fund; and (xvii) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Trust, the Fund or the Securities. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Calamos Convertible and High Income Fund

February 24, 2022

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.            The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2.            The Common Shares, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Fund.

Calamos Convertible and High Income Fund

February 24, 2022

3.            The Preferred Shares, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Fund.

4.            The Debt Securities, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will be duly authorized.

With respect to the opinions expressed in paragraphs 2, 3 and 4 above, we note that, pursuant to Section 2 of Article VIII of the Governing Instrument, the Trustees have the power to cause each Shareholder and Preferred Holder, or each Shareholder or Preferred Holder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder or Preferred Holder from declared but unpaid dividends owed such Shareholder or Preferred Holder and/or by reducing the number of Shares or Preferred Securities in the account of such Shareholder or Preferred Holder by that number of full and/or fractional Shares or Preferred Securities which represents the outstanding amount of such charges due from such Shareholder or Preferred Holder.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. We understand that the firm of Ropes & Gray LLP wishes to rely as to matters of Delaware law on the opinion hereinabove expressed in connection with the rendering of its opinion to you dated on or about the date hereof concerning the transactions contemplated hereby, and we hereby consent to such reliance. Except as provided in this paragraph, the opinions set forth above are expressed solely for the benefit of the Trust and the Shareholders and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Sara A. Gelsinger

Sara A. Gelsinger